UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2014

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

770 Lindaro Street, San Rafael, California		94901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Severance Plan

On October 7, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of BioMarin Pharmaceutical Inc. (the “Company”) approved and adopted an Amended and Restated Severance Plan and Summary Plan Description, effective October 7, 2014 (the “Revised Severance Plan”). The Revised Severance Plan amends and restates the Company’s Amended and Restated Severance Plan, which was originally adopted on January 27, 2004 and previously amended and restated on May 12, 2009 and July 29, 2013 (the “Prior Severance Plan”).

The Revised Severance Plan, consistent with the Prior Severance Plan, continues to provide for the payment of severance benefits to the Company’s full-time U.S. employees, including all of its named executive officers, if an employee is terminated in connection with a change of control of the Company, subject in each case to the satisfaction of certain conditions. In addition, the Revised Severance Plan, consistent with the Prior Severance Plan, continues to provide that all unvested option and restricted stock awards with time-based vesting granted to the Company’s full-time U.S. employees, including its chief executive officer, Jean-Jacques Bienaimé, and all other named executive officers, automatically vest in full upon a change in control of the Company.

The primary purpose for adopting the Revised Severance Plan was to remove the requirement in the Prior Severance Plan that the automatic vesting of equity awards upon a change of control for employees of the Company hired after July 29, 2013 will only apply after the first anniversary of such employee’s hire date.

The foregoing description of the Revised Severance Plan and the material amendments contained therein does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Revised Severance Plan filed as Exhibit 10.1 hereto and incorporated by reference herein.

Amended and Restated Nonqualified Deferred Compensation Plan

Also on October 7, 2014, the Compensation Committee approved an Amended and Restated Nonqualified Deferred Compensation Plan (the “Revised Compensation Plan”), effective October 7, 2014. The Revised Compensation Plan amends and restates the Company’s Amended and Restated Nonqualified Deferred Compensation Plan, which was originally adopted by the Company effective as of December 1, 2005, and was thereafter amended and restated, effective January 1, 2009 and December 19, 2013 (the “Prior Compensation Plan”).

The terms of the Revised Compensation Plan are materially consistent with the previously disclosed terms of the Prior Compensation Plan. The primary purpose for adopting the Revised Compensation Plan was to provide that a participant who is not a director may elect to defer up to a maximum of 50% of his or her regular cash salary and cash bonuses (reduced from a maximum of 100% in the Prior Compensation Plan) and thereby defer taxation of these deferred amounts until actual payment of the deferral amounts in future years.

The foregoing description of the Revised Compensation Plan and the material amendments contained therein does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Revised Compensation Plan filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

10.1	Amended and Restated Severance Plan and Summary Plan Description effective October 7, 2014

10.2	Amended and Restated Nonqualified Deferred Compensation Plan effective October 7, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: October 13, 2014	By:	/s/ G. Eric Davis G. Eric Davis Senior Vice President, General Counsel

EXHIBIT INDEX

10.1	Amended and Restated Severance Plan and Summary Plan Description effective October 7, 2014

10.2	Amended and Restated Nonqualified Deferred Compensation Plan effective October 7, 2014